Exhibit 10.3.5

THIRD AMENDMENT TO OFFICE LEASE AGREEMENT

This Third Amendment to Office Lease Agreement (this "Amendment") is executed with an effective date as of October 14, 2012, between SINACOLA COMMERCIAL PROPERTIES, LTD., a Texas limited partnership ("Landlord"), and OXYSURE SYSTEMS, INC., a Delaware corporation ("Tenant").  Capitalized terms used herein but not defined shall be given the meaning assigned to them in the Lease, as defined below.

RECITALS:

A.           WHEREAS, Landlord and Tenant have entered into that certain Office Lease Agreement dated March 6, 2007 for the lease of property located in Frisco County, Texas, and more particularly described therein, as further amended by that certain First Amendment to Office Lease Agreement dated August 23, 2007 and that Second Amendment to Office Lease Agreement dated October 1, 2008  (as amended, the "Lease"); and further

B.           WHEREAS, Landlord and Tenant desire to extend the term of the Lease and modify certain other provisions thereof.

AGREEMENTS:

For valuable consideration, whose receipt and sufficiency are acknowledged, Landlord and Tenant agree as follows:

 1.           Definitions.  Each capitalized term used herein and not defined shall have the meaning assigned to such term in the Lease.

 2.           Base Rent.  Section 1.1 of the Lease is hereby modified so that the definition of Base Rent shall be adjusted in the following installments for the following periods of time during the Extension Term, hereinafter defined:

Months in Extension Term	Monthly Base Rent		Base Rent Rate PSF / Year
Months 1-2 (Oct 15, 2013 - Dec 31, 2012)	$16,875.00		$12.50 PSF	**
Months 3 - 38 (Jan 1, 2013 - Dec 31, 2015)	$16,200.00	***	$12.00 PSF	**
Months 39-62 (Jan 1, 2016 - Dec 31, 2017)	$17,550.00		$13.00 PSF	**

** Tenant will continue to pay its pro-rata share of operating expenses in addition to this amount

*** Notwithstanding any provision herein to the contrary, the Base Rent for Month 15 and Month 16 (Jan 2014 & Feb 2014) shall be conditionally abated.  Commencing with the first day of the first full month of the Extension Term, hereinafter defined, Tenant shall make Base Rent payments as otherwise provided in this Lease.  Notwithstanding such abatement of Base Rent (a) all other sums due under this Lease shall be payable as provided in this Lease, and (b) any increases in Base Rent set forth in this Lease shall occur on the dates scheduled therefor. The abatement of Base Rent provided for in this Section 2(a) is conditioned upon Tenant's full and timely performance of all of its obligations under this Lease. If at any time during the Term an Event of Default by Tenant occurs, then the abatement of Base Rent provided for herein shall immediately become void, and Tenant shall promptly pay to Landlord, in addition to all other amounts due to Landlord under this Lease, the full amount of all Base Rent herein abated.

 3.           Term.  Section 1.1 of the Lease is hereby modified so that the definition of the Lease Term (the “Original Lease Term”) is extended, beginning on the last day of the Original Lease Term (October 14, 2012) and ending on the last day of the  62nd full calendar month (December 31, 2017) after the Original Lease Term.  The period from October 15, 2012 through December 31, 2017 shall be the "Extension Term".

 4.            Ratification.  Landlord and Tenant hereby ratify and confirm their obligations under the Lease.  Additionally, both the Landlord and the Tenant confirm and ratify that, as of the date hereof, the Lease is and remains in good standing and in full force and effect. Further, Landlord ratifies and confirms that (a) to Landlord's actual knowledge, 1)there is no existing default by Tenant under the Lease, and (b) Landlord knows of no event which, with notice or the passage of time or both, would constitute a default under the Lease. Further, Tenant ratifies and confirms that (a) to the Tenant's actual knowledge, there is no existing default by Landlord under the Lease, and (b) Tenant knows of no event which, with notice or the passage of time or both, would constitute a default under the Lease.

 5.           Binding Effect; Governing Law.  Except as modified hereby, the Lease shall remain in full effect and this Amendment shall be binding upon Landlord and Tenant and their respective successors and assigns.  If any inconsistency exists or arises between the terms of the Lease and the terms of this Amendment, the terms of this Amendment shall prevail.  This Amendment shall be governed by the laws of the State of Texas.

 6.           Counterparts.  This Amendment may be executed in multiple counterparts, each of which shall constitute an original, but all of which shall constitute one document.

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Executed as of December 31, 2013.

LANDLORD:

SINACOLA COMMERCIAL PROPERTIES, LTD.,
a Texas limited partnership

By:	FRISCO INDUSTRIAL, INC.,
a Texas corporation, its general partner

By:
Name:	Michael A. Sinacola
Title:	President

TENANT:

OXYSURE SYSTEMS, INC., a Delaware corporation

By:
Name:	Julian T. Ross
Title:	Chairman & CEO